Exhibit 99.1

TRADING DATA

Name	Trade Date	Buy/Sell/Borrow	Amount of Securities Involved	Price per Share (R$)	Transaction Description[4]
Fundo de Investimento em Ações Santa Rita Investimentos no Exterior	1/23/2014	Sell[5]	5,483,700	43.65	Subscription of interest in the Special Purpose Funds affiliated with Tarpon (see Item 6 above) with payment in kind in the form of 5,483,700 Common Shares

[4]	Each acquisition of Securities identified as BM&FBOVESPA was completed in the open market on the BM&FBOVESPA S.A. – Bolsa de Valores, Mercadorias e Futuros (BM&FBOVESPA).
[5]	See “Transaction Description.”

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